UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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eBay Inc.

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Investor presentation may 2019 ebay

TABLE OF CONTENTS I. Business, Strategy, and Capital Allocation Business Overview Strategic Priorities Recent Performance Capital Allocation II. Board and Corporate Governance Practices Board Composition,Tenure and Refreshment Independent Chair Proposal Updated Lead Independent Director Duties Active Risk Oversight Commitment to Governance Best Practices Ill. Executive Compensation Compensation Program Overview IV. Diversity, Human Capital, and Global Impact Workforce Culture & Board Engagement Global Impact Update 2 ebay

Business, strategy, and capital allocation 3

Our Platforms Our platforms seamlessly connect buyers and sellers, and we leverage our expertise across all our platforms to provide users with simple and effective ecommerce experiences StubHub 180M Global Active Buyers 60% International GMV1 >190 Markets Served 62% of GM82 Touched by Mobile 459M+ eBay App Downloads 1 Gross merchandise volume 4 2 Gross merchandise bought Note a) GMVand Revenue represent FY 2018;Active Buyers,% International GMV,% GMB Touched by Mobile and eBay App Downloads as of 012019 $1.08 $89.8b $4.8b $8.6b $1.1b $1.0b one of the world’s largest and most vibrant marketplaces largest ticket marketplace in the us a market leader in classifieds group 4

Our Strategic Priorities Providing the greatest selection of inventory for our buyers From new, everyday items to rare and unique goods And incredible deals only found on eBay Long Enabling buyers to easily find, compare and purchase items they need and want A shopping experience that is simple, data-driven and personalized Highlighting the unique value that eBay brings For business sellers: the potential to drive profitable sales and build a brand For consumer sellers: an easy way to declutter, sell and make money A partnership, not a competition best choice most relevance most powerful selling platform 5 ontinue to make foundational investments to improve the long-term health and competitiveness of our Marketplace while setting the stage for significant growth opportunities in Payments and Advertising Further build out a comprehensive catalog, to enable improved user experience while addressing customer imperatives such as trust and shipping Focus on delivering significant 5 Best choice most relevance most powerful selling platform

Recent Performance In Ql, Active Buyers continued steady growth at 4% YoY. Revenue was up 2% as reported,3% on an FX neutral, organic basis. Non-GAAP EPS grew double digits for the 4th straight quarter TTM Active Buyers (millions) Revenue Y/Y Growth Non-GAAP EPS Y/Y Growth    TSR Performance Since Spinoff1 1tsr as of May 7, 2019 6

Thoughtful Capital Allocation A disciplined approach to capital allocation has allowed us to preserve our financial flexibility in order to execute on our strategy and take value enhancing actions in our portfolio Capital Allocation Tenets Supplement organic growth with disciplined acquisitions and investments Optimize financial flexibility, access to debt and cost of capital Meaningful returns to shareholders through share repurchase Portfolio Actions PayPal j |© mSS?d0’ J FUpkart 4’ | Spun-off in 2015 | | Divested in 2016 | | Divested in 2018 | PRESERVE financial flexibility to execute on strategy and drive long-term value creation drive organic growth while balancing profitability stock repurchased (millions) Authorization remaining as of March 31st, 2019 7 5.7b authorization remaining1 expect to repurchase $5.0 total in 2019 7

BOARDAND CORPORATE GOVERNANCE PRACTICES

Highly Skilled and Independent Board of Directors 14 of 15 directors are independent Directors have complementary experiences, backgrounds and skill sets which contribute to strong Board dynamics andeffective strategic oversight of management, including: 11 directors, 10 independent, added to the Board since the start of 2015 Investment/Finance Transactions/M&A Technology Ind ustry Leadership Management Strategy Policy E- Commerce/Retail Board Refreshment Process In light of the rapidly changing environment, the Board regularly reviews the skills, professional experience, background, age, and diversity of its members to ensure the Board is positioned to provide oversight on the Company’s business and strategy, and to represent shareholders’ interestsThe Board and each committee perform an annual selfassessment to evaluate its effectiveness 13% of the Board identify as a minority 9

Experienced Board with Robust Leadership



Thomas Tierney
eBay Board Chairman
Chairman & Co-Founder, The Bridgespan Group
Director Since 2003
Independent Chairman



Devin Wenig
eBay President & CEO
Director Since 2015



Diana Farrell
Founding President and CEO of JPMorgan Chase Institute
Director Since 2017



Pierre Omidyar
Founding Partner & Chairman, Omidyar Network; CEO, Civil Beat
Director Since 1996



Fred Anderson Jr.
Co-Founder, Elevation Partners & NextEquity Partners
Director Since 2003
Audit Comm. Chair



Logan Green
Co-Founder & CEO, Lyft
Director Since 2016



Paul Pressler
Partner, Clayton, Dubilier & Rice; Chairman, David's Bridal
Director Since 2015
Comp. Comm. Chair



Jesee Cohn
Partner, Elliott Management Corp
Former President
Director Since 2019



Anthony Bates
Former CEO of Social Capital
Former President, GoPro
Director Since 2015



Bonnie Hammer
Chairman, NBCUniversal Cable Entertainment
Director Since 2015



Robert Swan
CFO/Interim CEO, Intel
Former eBay SVP & CFO
Director Since 2015



Matt Murphy
President and CEO, Marvell Technology Group, Ltd.
Director Since 2019



Adriane Brown
Senior Advisor, Intellectual Ventures
Director Since 2017



Kathleen Mitic
Founder & Former CEO, Sitch; Former Head of Platform & Mobile Marketing, Facebook
Director Since 2011
Gov. & Nom. Comm. Chair



Perry Traquina
Former Chairman & CEO, & Managing Partner, Wellington
Director Since 2015

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The Board Recommends a Vote Against the Independent Chair Proposal Our current Board Structure Provides for Strong, Independent leadership We value Board independence and refreshment;14 of our 15 directors are independent and 11 new directors have joined the Board since 2015 We have had an independent Chairman since 2015 Our Corporate Governance Guidelines already require that the roles of Chairman of the Board and CEO be held by separate individuals                The Board believes that the separation of the offices of the Chairman of the Board and CEO is appropriate as it aids in the Board’s oversight of management                The separation allows our CEO to focus primarily on his management responsibilities                Our Guidelines and processes ensure that the Board, including the Chairman,will serve the best interests of,and 11 will be held accountable by,our stockholders A Flexible Leadership Structure is the Most Effective for eBay and our Stockholders Our current Corporate Governance Guidelines ensure strong independent leadership while still giving the Board flexibility as to appropriate leadership                The proposal would constrain the Board’s ability to select the style of leadership best suited to meet the needs of eBay and its stockholders Maintaining the Board’s ability to choose a Chairman based on the relevant facts,circumstances,and criteria as they exist at the time is important to its effective leadership In an event where it is in the best interests of eBay and its stockholders that the Board appoint a Chairman who is not independent. eBay’s Guidelines provide that the Chairman would be supported by a Lead Independent Director with robust responsibilities (see next slide)

Updated Lead Independent Director Duties Our Guidelines provide that, if the Chairman is not independent, the independent directors will choose a Lead Independent Director with robust responsibilities. While eBay currently has an Independent Chairman, in line with our commitment to good governance, our Board recently revised our Guidelines to expand the duties of a Lead Independent Director who would be appointed if the Chairman were not independent Our Guidelines provide that the Lead Independent Director is responsible for, among other things:                Supporting a strong Board culture and encouraging director participation by fostering an environment of open dialogue and constructive feedback among the Directors;    Serving as a liaison between the Chairman and the independent directors;    Acting as a sounding board and advisor to the CEO,along with other Directors;                Calling and chairing the closed sessions of Independent Directors;    Leading Board meetings in the absence of the Chairman;    If requested by major shareholders,ensuring that he or she is available,together with the Chairman,for consultation and direct communication;    Advising as to the Board’s information needs and working with the Chairman to coordinate and provide feedback,input and approval    regarding Board meeting agendas,schedules and information sent to the Board in order to support Board deliberations and enable sufficient time for discussion of agenda items;                Together with the Chairman,leading the Board in its review of the results of the annual self-assessment process,including acting on    director feedback as needed;    Conducting interviews with existing directors whose term of office is expiring,as described below under    Nomination of Directors”;    and performing such other responsibilities as may be designated by the Board from time to time    12

Active Risk Oversight                Management is responsible for the day-to-day management of the risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management                                    Full Board The Board is responsible for the risk management framework and ensuring the supporting processes as implemented by management are adequate and functioning as designed                Risk Committee Reviews and discusses our major risk exposures, including financial, operational, privacy, security, cybersecurity, competition, legal, and regulatory risks                Reviews the policies put in place and steps taken to detect, monitor, and actively manage such exposures                Audit                CommitteeMeets with our independent auditors to review the results of the annual audit and to discuss our financial statements                Reviews with our General Counsel and Secretary significant legal, compliance, and regulatory matters                Compensation                CommitteeEnsures that our compensation programs do not incent employees to take unacceptable risk                Reviews the risks associated with our compensation policies and practices and our succession planning process                ManagementOur Vice President, Internal Audit is responsible for our internal audit function and our risk governance framework, which includes risk assessment, monitoring, and reporting                The Vice President, Internal Audit reports directly to the Audit Committee, and the Audit Committee reviews and evaluates the compensation and performance of the Vice President, Internal Audit 13

Commitment to Corporate Governance Best Practices                We regularly engage with stockholders to seek their feedback on our corporate governance practices and our executive compensation program; these discussions directly inform the Board’s decisions                In 2018-2019, offered meetings with stockholders representing -55% of common stock outstanding and met with stockholders representing -33% of common stockoutstanding                Committed to being responsive to stockholders to ensure best-in-class governance and compensation practices                 Strong Board independence (14 of 15 directors are independent)                Regular board refreshment (11 directors, 10 independent, added since 2015)                Declassified Board with all members standing forelection annually                Majority vote standard for uncontested director elections                Stockholder right to call a special meeting                (proposal to lower threshold from 25% to 20% expected to pass)                Stockholder proxy access                Strong stockholder engagement practices 14

EXECUTIVE COMPENSATION

16 ebay Highly Performance-Based Compensation Program Drives Long-Term Stockholder Returns CEO Compensation is Heavily Performance- and Equity-Based Rigorous Goal and Target Setting Process • In the first quarter of the year, the Compensation Committee approves Company performance measures based on business criteria and target levels of performance • Targets are set based primarily on the Company’s Board approved budget for the year • For 2019, we selected financial metrics and targets that the Compensation Committee believes incentivize our management team to achieve our strategic objectives and drive eBay’s financial performance and long-term stock performance • Metrics include FX-neutral revenue, non-GAAP operating margin dollars, return on invested capital, non-GAAP net income and payments intermediation Note: 2018 reported compensation breakdown for Mr. Wenig as disclosed in 2019 proxy statement 2018 CEO compensation 60% performance-based and composed of 86% equity

16 ebay Highly Performance-Based Compensation Program Drives Long-Term Stockholder Returns CEO Compensation is Heavily Performance- and Equity-Based Rigorous Goal and Target Setting Process Note: 2018 reported compensation breakdown for Mr. Wenig as disclosed in 2019 proxy statement 2018 CEO compensation 60% performance-based and composed of 86% equity • In the first quarter of the year, the Compensation Committee approves Company performance measures based on business criteria and target levels of performance • Targets are set based primarily on the Company’s Board approved budget for the year • For 2019, we selected financial metrics and targets that the Compensation Committee believes incentivize our management team to achieve our strategic objectives and drive eBay’s financial performance and long-term stock performance • Metrics include FX-neutral revenue, non-GAAP operating margin dollars, return on invested capital, non-GAAP net income and payments intermediation ebay 17 Annual 8- Long Term Plan Metrics Correlated to Sustained Performance Annual cash incentive and PBRSU awards are determined based on metrics that correlate with financial performance over one and multi-year performance periods Plan Performance Metrics Compensation Committee Rationale

Annual Cash • FX-neutral revenue (threshold) Incentive • Non-GAAP net income • Individual Performance • A minimum revenue threshold must be met before any incentive is paid • Non-GAAP net income is directly affected by management decisions and provides the most widely followed measure of financial performance PBRSUs • FX-neutral revenue • Non-GAAP operating margin dollars • ROIC (modifier) • Payments Intermediation (modifier for HS/’l? & ‘19/’2O cycles) Key drivers of our long-term success and stockholder value, and directly affected by management decisions Incentivizes profitable growth and efficient use of capital Incentivizes achievement of first phases of payments intermediation PBRSUs reward long-term performance March 15 50% vesting for all NEOs except CEO/CFO March 15 100% vesting for CEO / CFO 50% vesting for all other NEOs 2017 2018 2019 2020 2021 2022

DIVERSITY, HUMAN CAPITAL, AND GLOBAL IMPACT

ebay eBay Workforce Culture and Board Engagement CEO, Management and the Board are intently focused on building a culture of leadership, development, and excellence at eBay Management Accessibility and Engagement: • CEO is eBay’s Chief Culture Officer and routinely meets with employees • Regular rhythm of employee “All Hands” meetings with the CEO and senior leaders • “Ask Me Anything” sessions with the CEO both in person and virtually • Business engagement with ongoing “All About the Biz” sessions with the CFO • Learning sessions with initiative leaders Learning and Development: • Development culture that encourages employees to take development assignments, instructor-led and self-directed learning • Focus on leadership development through “Leader as Coach” program and leader assessment Succession Planning: • Robust succession planning at most senior level Oversight of Development Programs: • People program accomplishment review Engagement with Employees: • Participation in employee “All Hands” meetings • Breakfasts with top talent below the C-suite Culture & Employee Engagement

Global Impact Update In 2016, we set new eBay Impact goals that align with—and complement—how eBay does business, These targets also consider and help advance the UN Sustainable Development Goals Global Impact Team Governance • Guided by the Global Impact team, with oversight from the Board and Executive Leadership, our approach to ESG is integrated into the core of our business • The Global Impact team works across the organization to help our business groups and functions prioritize ESG as part of the company’s strategy • Each of eBay’s goals is sponsored by a member of the Executive Leadership Team to ensure we prioritize and remain accountable to achieving these targets Two eBay Board of Director members serve as mentors to the Global Impact team Enabling everyone to participate in—and benefit from—global commerce ** 2020 GOAL: Achieve a higher percentage of growth among eBay sellers in less-advantaged communities as compared with average economic growth nationwide by 2020 ** 2018 PROGRESS: Launched Retail Revival program in five cities From 2011 to 2016, the number of eBay’s commercial sellers in less-advantaged communities grew 18 percent compared to a 0.4 percent decrease in the overall number of business enterprises in those communities Supporting your favorite causes when you buy and sell ** 2020 GOAL: $1 billion in charity funds raised by 2020 ** 2018 PROGRESS: Raised $102 million in charity funds—total reaches $911 million raised We are continuing to make it easier for our community to connect to the causes they care about and are confident in reaching our 2020 goal 21 ebay

Global Impact Update

eBay Foundation

Empowering aspiring entrepreneurs and building vibrant and sustainable communities

**** 2020 GOAL:** Lend $1 million to entrepreneurs via Kiva; enable 50,000 entrepreneurs through access to capital and mentoring and thereby impact the lives of 250,000 people globally

**** 2018 PROGRESS:**
- Disbursed $285,000 in loans in 2018, bringing our total loan disbursement to $682,000 and supporting 23,000 borrowers on Kiva
- Impacted the lives of about 116,000 people globally

Circular Commerce

Giving products the chance to have many lives and serve many people

**** 2020 GOAL:** Create $2.5 billion in positive economic impacts and avoid 2.5 million tonnes of carbon emissions by 2020 through people selling their pre-owned electronics and apparel on eBay

**** 2018 PROGRESS:**
- Created an additional $700 million in positive economic impact, bringing the cumulative total to $2 billion from 2016 to 2018
- Avoided an additional half a million metric tons of carbon emissions, resulting in 1.7 million metric tons avoided since 2016

Responsible Business

Behaving responsibly, ethically and sustainably in all areas of our business

**** 2025 GOAL:** 100% renewable energy in our electricity supply at eBay-controlled data centers and offices; achieve 50 percent absolute reduction in Scope 1 and 2 GHG emissions by 2025 and 75 percent reduction by 2030 from our 2016 baseline.

- **Renewable Energy** – 50 percent of our electricity comes from renewable sources, up from 45 percent in 2017
- **Carbon Emissions** – Scope 1 and 2 GHG emissions decreased by 6 percent from 2016 baseline
- **Data Privacy & Cybersecurity** – Global Information Security maintains our high safety and security standards; Risk Committee oversees privacy, security, and cybersecurity risks

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